Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2010 relating to the financial statements of Furiex Pharmaceuticals, Inc. appearing in Amendment No. 5 to the Registration Statement on Form 10 of Furiex Pharmaceuticals, Inc. dated May 26, 2010.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

June 16, 2010